Exhibit 99.1

      ZOLL Medical Corporation Announces Preliminary Third Quarter Results

     CHELMSFORD, Mass.--(BUSINESS WIRE)--July 5, 2005--ZOLL Medical Corporation (Nasdaq: ZOLL), a manufacturer of resuscitation devices and software solutions, today announced that its revenues for the third quarter are expected to be between $50 and $51 million, a shortfall of approximately $3 million from previous guidance. This shortfall occurred even as orders for the quarter increased approximately 10% over the same quarter last year, and 5% over last quarter. The Company's backlog ended at approximately $6 million, up sharply from a backlog of approximately $2 million at the beginning of the quarter.
    As a result of the revenue shortfall, the Company expects to fall short of its previous EPS guidance of approximately 10 cents. EPS for the quarter is expected to be approximately breakeven. These estimates are preliminary, reflecting the fact that the Company has not completed its normal closing procedures, including analysis of its gross margins, operating expenses and income tax rate.
    The increase in backlog, at the expense of shipments, occurred due to a combination of circumstances. A significant M Series(TM) hospital order, totaling just under $2 million, was unexpectedly requested to be shipped in the fourth quarter by the customer. Additionally, in the latter part of the quarter, the Company experienced a production problem with AED circuit boards. Although the problem was solved during the quarter, it aggravated the Company's efforts to get all shippable products out before the end of the quarter, resulting in almost $2 million of shippable backlog for AED's. Also in backlog are early units ordered for our new EMS product, the E Series(TM), which is expected to begin shipping in the fourth quarter.
    A conference call will be conducted at 9:00 a.m. Eastern time on Wednesday, July 6, 2005 to discuss these preliminary results.
    Commenting on these preliminary third quarter results, Richard A. Packer, President and Chief Executive Officer of ZOLL observed, "We are clearly disappointed in our inability to improve our profitability relative to the second quarter as previously anticipated. However, overall orders received were much more in line with our expectations as evidenced by our ending backlog. Once again, we struggled to get all shippable orders out due to end of quarter time constraints. Hopefully the existence of a larger backlog will help our efforts to improve our end of quarter execution and result in manufacturing efficiencies as we have discussed previously."
    With respect to the Company's business, Mr. Packer stated, "North American Hospital orders were solid again this quarter. Of particular note, during the third quarter, we received and shipped a significant award from New York Presbyterian Hospital. This is a prestigious institution and reflects a terrific competitive win. International and overall AED order growth were both close to our expectations for the quarter. Our core North American EMS orders were flat, which was a disappointment, although we are encouraged by the early reaction to our E Series product."
    Mr. Packer further noted, "Overall orders for our new AutoPulse(TM) product increased only modestly to approximately 110 units. This result is disappointing as we continue to see great product interest, but only limited ability on the part of customers to quickly find the funding necessary to purchase the AutoPulse. Our pipeline of interested customers who are budgeting for the product continues to grow but it appears that it will take us more time to gain significant traction."
    Mr. Packer concluded, "While this quarter did not turn out as expected, the backlog we have entering the fourth quarter should help relieve some of the operational issues we have previously faced. Given our traditional order strength in the fourth quarter and the beginning of quarter backlog noted above, we are not changing our previous guidance for the fourth quarter with respect to total revenues and EPS even as we continue to work to gain traction with the AutoPulse. We continue to look for much stronger performance in 2006 as we begin to benefit from the significant investments we have made in our defibrillator product pipeline, the AutoPulse and our sales force. However, given the slower progress of the AutoPulse we will be moderating our expectations for the AutoPulse in 2006."
    If you are interested in listening to the conference call, please dial 866-253-6505. The conference leader will be Mr. Richard Packer, President and Chief Executive Officer of ZOLL. The Company may answer one or more questions concerning business and financial matters affecting the Company for which some of the responses may contain information that has not been previously disclosed.

    About ZOLL Medical Corporation

    ZOLL Medical Corporation (NASDAQ: ZOLL) designs, manufactures, markets, and/or sells non-invasive resuscitation devices and software solutions. They include pacing and defibrillation devices (ZOLL's M Series(TM), E Series(TM), AED Plus(TM), AED Pro(TM) and Lifecor, Inc.'s LifeVest(TM) Wearable Defibrillator), circulatory assist devices (Advanced Circulatory Systems, Inc.'s ResQPOD(TM) Circulatory Enhancer and Revivant Corporation's AutoPulse(TM)); and a fluid resuscitation product called the Power Infuser(R), manufactured by Infusion Dynamics, a division of ZOLL. These devices help healthcare professionals, emergency medical service providers, and first responders diagnose and treat victims of trauma, as well as sudden cardiac arrest.
    Additionally, through its subsidiary ZOLL Data Systems, ZOLL designs and markets software that automates the collection and management of both clinical and non-clinical data. With direct operations, international offices, and business partners in all of the world's major markets, ZOLL markets and sells its products in more than 140 countries. For more information, visit www.zoll.com or call +1 (978) 421-9655.

    Certain statements contained in this press release, including statements regarding the anticipated development of the Company's business, expectations concerning future product revenues and financial results and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled "Risk Factors" in the Company's Quarterly Report on Form 10Q filed with the SEC on May 13, 2005, including the future performance of the direct sales operations, as well as uncertainties regarding the market acceptance and profitability of the ZOLL AED Plus, the AED Pro, the E Series, the Power Infuser and the AutoPulse, the length and severity of economic downturns and their impact on capital spending budgets, potential reductions in overall capital equipment expenditures in the hospital and pre-hospital markets, the impact of governmental budget restraints on the purchase of capital equipment, the impact of the acquisition of Revivant, the impact of the war on terrorism, the potential disruption in the transportation industry on the Company's supply chain and product distribution channels, and the desire or ability of other parties to purchase the Company's products.

    Copyright (C) 2005 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. AED Plus, AED Pro, E Series, M Series, and Power Infuser are trademarks of ZOLL Medical Corporation. The LifeVest System is a trademark of Lifecor, Inc. The ResQPOD is a trademark of Advanced Circulatory Systems, Inc. The AutoPulse Resuscitation System is a trademark of Revivant Corporation. ZOLL is a registered trademark of ZOLL Medical Corporation. All trademarks are property of their respective owners.


    CONTACT: ZOLL Medical Corporation
             A. Ernest Whiton, 978-421-9655
             Chief Financial Officer